                              FOR IMMEDIATE RELEASE
                              ---------------------

                  ACETO CORPORATION REPORTS BEST EVER QUARTERLY
                                    RESULTS

LAKE SUCCESS, NY - November 6, 2003 - Aceto Corporation (Nasdaq:ACET), a global distributor of pharmaceutical and specialty chemicals, today announced record quarterly results of operations for its first quarter ended September 30, 2003.

FIRST QUARTER FINANCIAL HIGHLIGHTS - versus fiscal 2003 first quarter

     o    Net sales rose 6% to $72.3 million.
     o    Operating income grew 17% to $4.2 million.
     o Income, before the cumulative effect of a non-cash accounting charge of $1.9 million in the first quarter of last year, increased 34% to $3.1 million or $0.29 per diluted share, from $2.3 million or $0.24 per diluted share in the same period last year.

Leonard S. Schwartz, Chairman, CEO and President of Aceto, stated, "We are pleased to report our best quarter ever in terms of sales and net income, during which our Health Sciences segment launched one new Active Pharmaceutical Ingredient (API), and three smaller volume products to the generic pharmaceutical industry. We define a product launch as a launch in which we expect to realize more than $2 million in sales during the six-month launch period. Additionally, our existing generic pharmaceutical business showed continued strength.

"In addition, we achieved sales, gross profit, and gross profit margin increases in our three main business segments - Health Sciences, Chemicals and Colorants, and Agrochemicals - which together generated an overall gross profit margin of 17.04%, versus 16.53% in the first quarter of last year. SG&A expenses, net of a $300,000 non-recurring gain from the sale of property in last year's period, remained essentially flat as a percent of net sales, producing a 34% increase in income, before the cumulative effect of a non-cash accounting charge, on a 6% sales increase."

Mr. Schwartz further stated, "In addition to focusing on organic growth in our core businesses and our Health Sciences segment's plans to launch at least four Active Pharmaceutical Ingredients (APIs) per year, we are pursuing other avenues for continued growth. As recently announced, we signed a letter of intent to form a joint venture with Nufarm Limited to market a herbicide that we presently market under a different label. This partnership reflects our strategy to capitalize on the consolidation and impending disintermediation of traditional supply channels in the agrochemical industry by forming alliances with major agrochemical companies. We expect to formally commence the joint venture within two weeks.

"We also announced plans to expand our presence in Eastern Europe to facilitate the supply of European Union-approved APIs to pharmaceutical manufacturers in countries that will soon join the EU. Through our new office in Poland, which will enhance and expand upon our existing business in that region, which is currently serviced by our Hamburg office, we will continue to provide comprehensive technical, regulatory and quality control support to the Eastern European market of 120 million people, which is presently unregulated in terms of pharmaceuticals. Additionally, we are in active discussions to establish another business location in Eastern Europe."

Mr. Schwartz continued, "Most recently, we signed a letter of intent to acquire a biopharmaceutical distribution company with 2002 sales in excess of $10 million. We are enthusiastic about this potential acquisition, which would represent Aceto's entree into the rapidly growing biopharmaceuticals market and would position the Company to participate in the generic biopharmaceutical business, which is in its infancy. The proposed acquisition, if completed, would be immediately accretive to our earnings and would broaden our product offerings to the pharmaceutical industry. We anticipate the closing to take place on or about December 31, 2003.

Douglas Roth, CFO of Aceto, added, "With regard to the Company's financial position, as of September 30, 2003, we had working capital of $75.7 million, no long-term debt and shareholders' equity of $88.4 million. Our financial strength and flexibility forms a solid foundation to support our growth endeavors."

Mr. Schwartz continued, "We have revised our guidance policy to now include expected product launches. In this regard, for the second quarter of fiscal 2004, we anticipate earning $0.25 - $0.30 per diluted share, which compares to $0.23 per diluted share in the second quarter of last year. "

Mr. Schwartz concluded, "We remain focused on utilizing our sourcing and regulatory strengths, as well as our unique worldwide distribution capabilities to pursue continued growth. We are optimistic about Aceto's short and long-term prospects, and look forward to updating you with our progress."

CONFERENCE CALL
Leonard S. Schwartz, Chairman, CEO, and President, and Douglas Roth, CFO, will conduct a conference call at 10:00 a.m. ET on Thursday, November 6, 2003. Interested parties may participate in the call by dialing 877-807-0527 (973-935-8504 for international callers) - please call in 10 minutes before the call is scheduled to begin, and ask for the Aceto call. The conference call will also be broadcast live over the Internet via the Investor Relations section (Conference Calls) of the Company's website. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company's website. A recorded phone replay of the call will also be available from 12:00 noon ET on Thursday, November 6, 2003 until 5:00 p.m. ET on Friday, November 7, 2003. Interested parties may dial 877-519-4471

(973-341-3080 for international callers) and enter the code 4254679 for the phone replay.

ABOUT ACETO
Aceto Corporation, which was incorporated in 1947, is a global leader in the distribution and marketing of pharmaceutical and specialty chemicals used principally in the agricultural, color, pharmaceutical, surface coating/ink and general chemical industries. With offices in nine countries, Aceto Corporation distributes over 1,000 chemicals in these and other fields. For more information, please view our web slide show presentation.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. The forward looking statements contained in this press release include, but are not limited to, new product launches, formerly commencing a joint venture with Nufarm Limited within two weeks, establishing other business locations in Eastern Europe, acquiring a biopharmaceutical distribution company, as well as the earnings guidance for the Company's second quarter of fiscal 2004. All forward-looking statements in this press release are made as of the date hereof, and the Company assumes no obligation to update these forward-looking statements whether as a result of new information, future events or otherwise. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. These uncertainties include, but are not limited to, economic and political conditions in the United States and abroad, as well as other risks detailed in the Company's SEC reports, including the Company's Form 10-K and other filings. Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov.
                  ------------

CONTACT:                             -OR-  INVESTOR RELATIONS
COUNSEL:
Aceto Corporation                          The Equity Group Inc.
Leonard S. Schwartz, Chairman/CEO          Loren G. Mortman
Douglas Roth, CFO                          (212) 836-9604,
LMortman@equityny.com
---------------------
(516) 627-6000                             Lauren Barbera
www.aceto.com                              (212) 836-9610,
-------------
LBarbera@equityny.com
---------------------
                                           www.theequitygroup.com
                                           ----------------------

                                   ACETO CORP.
                        CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS EXPECT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                    FIRST QUARTER ENDED
                                                       SEPTEMBER 30,

                                                   2003            2002
                                                 ---------       ---------
Net Sales                                        $  72,337       $  68,022

Cost of Sales                                       60,013          56,777
                                                 ---------       ---------

Gross Profit                                        12,324          11,245
Gross Profit %                                      17.04%          16.53%

Selling, General and
  Administrative Expenses                            8,127           7,661
                                                 ---------       ---------

Operating Income                                     4,197           3,584

Other Income (Expense) Net of
  Interest Expense                                     357            (194)
                                                 ---------       ---------

Income before Income Taxes and Cumulative
  effect of accounting change                        4,554           3,390

Provision for Income Taxes                           1,435           1,067
                                                 ---------       ---------

Income before cumulative effect of
  accounting change                                  3,119           2,323

Cumulative effect of accounting change
  net of income taxes (1)                                -           1,873
                                                 ---------       ---------

Net Income                                       $   3,119       $     450
                                                 =========       =========

Basic income per common share (2):
  Before accounting change                       $    0.30       $    0.24
  Cumulative effect of accounting change         $       -       $    0.19
                                                 ---------       ---------
                                                 $    0.30       $    0.05

Diluted income per common share (2):
  Before accounting change                       $    0.29       $    0.24
  Cumulative effect of accounting change         $       -       $    0.19
                                                 ---------       ---------
                                                 $    0.29       $    0.05

Weighted Average Shares Outstanding
  Basic                                             10,329           9,801
  Diluted                                           10,646           9,855


(1) In accordance with SFAS142, any impairment loss resulting from the completion of the transitional impairment test of goodwill will be recognized as a cumulative effect of an accounting change and will be recognized in the first interim reporting period.

(2) Retroactively adjusted to reflect a 3-for-2 stock dividend distributed on January 2, 2003 to common stockholders of record as of the close of business December 18, 2002.


                                           ACETO CORP.
                                   CONSOLIDATED BALANCE SHEETS
                                         (IN THOUSANDS)

                                                               September 30,2003    June 30,2003
                                                              ------------------   --------------
ASSETS                                                            (unaudited)
Current Assets:
  Cash and cash equivalents                                           $  25,716         $  20,263
  Short-term investments                                                    861               877
  Receivables:
  Trade, less allowance for doubtful accounts:
      9/30/03  $1,100;  6/30/03   $939                                   46,484            43,841
   Other                                                                  1,502             1,320
                                                              ------------------     -------------
                                                                         47,986            45,161

  Inventory                                                              36,507            41,696
  Prepaid expenses and other current assets                               1,310             1,015
  Income taxes receivable                                                   190               939
  Deferred income tax benefit, net                                          301               301
  Property held for sale                                                    326               326
                                                              ------------------     -------------

        Total current assets                                            113,197           110,578
                                                              ------------------     -------------

Long-term notes receivable                                                  904             1,017

Property and equipment                                                    6,076             5,956
Less: accumulated depreciation and amortization                           3,800             3,681
                                                              ------------------     -------------
                                                                          2,276             2,275
                                                              ------------------     -------------

Goodwill                                                                  7,716             7,783
Deferred income tax benefit                                               1,107             1,107
Other assets                                                                704               759
                                                              ------------------     -------------

Total Assets                                                          $ 125,904         $ 123,519
                                                              ==================     =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Drafts and acceptances payable                                      $     835         $   1,315
  Short term bank loans                                                   2,777             3,286
  Accounts payable                                                       16,477            17,372
  Accrued merchandise purchases                                           6,893             4,048
  Accrued compensation                                                    3,336             4,117
  Accrued environmental remediation                                       1,550             1,550
  Other accrued expenses                                                  5,654             7,262
                                                              ------------------     -------------
         Total current liabilities                                       37,522            38,950
                                                              ------------------     -------------

Shareholders' equity:
  Common stock, $.01 par value per share;                                   123               123
    Authorized 20,000,000 shares
    Issued: 9/30/03 &  6/30/03: 12,292,684 shares;
    Outstanding: 9/30/03, 10,344,568; 6/30/03, 10,286,175 shares
  Capital in excess of par value                                         57,147            57,100
  Retained earnings                                                      49,261            46,142
  Accumulated other comprehensive income                                  1,109             1,040
                                                              ------------------     -------------
                                                                        107,640           104,405
  Less: Treasury stock, at cost:
  9/30/03, 1,948,116; 6/30/03, 2,006,509 shares                          19,258            19,836
                                                              ------------------     -------------
       Total shareholders' equity                                        88,382            84,569
                                                              ------------------     -------------
Total liabilities and shareholders' equity                            $ 125,904         $ 123,519
                                                              ==================     =============